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                           CERTIFICATE OF DESIGNATIONS
                                       OF
                            SERIES C PREFERRED STOCK
                                       OF
                                    GHS, INC.


                           Pursuant to Section 151 of
                      the Delaware General Corporation Law


                  GHS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  That, pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of
Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation, at a meeting duly convened on May 19, 1999 duly adopted the following resolution:

                  RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation's Restated Certificate of Incorporation, as amended, of the Preferred Stock, par value $.01 per share, of the Corporation ("Preferred Stock"), there shall be designated a series of 60,000 shares which shall be issued in and constitute a single series to be known as "Series C Preferred Stock" (hereinafter called the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

         I.       VOTING RIGHTS AND PREEMPTIVE RIGHTS

          (a) Except as otherwise provided by law, the holders of the Convertible Preferred Stock shall be entitled to vote at or participate in any meeting of stockholders, and to participate in any action proposed to be taken by written consent, in each case with the holders of the Common Stock and with the holders of any other series of convertible Preferred Stock having the right to vote on an as converted basis, voting or acting together as one class on an as converted basis, and to receive notice of any such meeting or any such proposed action in the same manner as notice is provided to holders of the Common Stock.

          (b) The holders of the Convertible Preferred Stock shall have no preemptive rights or other subscription rights unless otherwise granted by the Corporation, PROVIDED that if the Company commences a rights offering to the holders of its Common Stock generally, the holders

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of the Convertible Preferred Stock shall have the right to participate therein on an as converted basis.

         II.      LIQUIDATION

         (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other stock of the Corporation having rights or preferences as to assets junior to the rights and preferences of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall be entitled to the payment in cash of $1.00 per share.

         (b) If, upon any such liquidation, dissolution or winding up, the assets of the Corporation distributable among the holders of the Convertible Preferred Stock shall be insufficient to pay to them in full the preferential amounts specified above, then such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Preferred Stock ratably in proportion to the amounts which would be payable to them respectively, if such preferential amounts were paid to them in full.

         (c) In addition to the amount set forth in paragraph (a) of this
Section II the holders of the Convertible Preferred Stock shall also be entitled to such amount per share of the Convertible Preferred Stock as would have been payable had each share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up of the Company.

         III.     CONVERSION

         The holders of the Convertible Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

         (a) CONVERSION. Each share of Convertible Preferred shall be automatically converted on the earlier to occur of (i) the next business day following the record date for the spin-off dividend of the Corporation's U.S. NeuroSurgical subsidiary (the "USN Spin-Off") and (ii) the date which is six months following the original date of issuance of the Convertible Preferred Stock. In either case, the shares of Convertible Preferred Stock shall be converted into that number of fully paid and non-assessable shares of the Common Stock determined by dividing 10 by the Conversion Ratio (as defined below), and then multiplying such quotient by the number of shares of Convertible Preferred Stock converted. The numerator of the Conversion Ratio (the "Numerator") shall initially be one; the denominator of the Conversion Ratio (the "Denominator") shall initially be one; and each shall be subject from time to time to adjustment as herein set forth.

         (b) EXCHANGE OF CERTIFICATE. Upon surrender of any certificate or certificates representing Convertible Preferred Stock, thereupon the Corporation shall promptly issue and deliver at such office to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of the Common Stock to which he shall be entitled as aforesaid. Such

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conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on such date.

         (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation shall, at any time or from time to time after the date of issuance of the Convertible Preferred Stock, effect a subdivision (split) of the outstanding Common Stock, the Denominator of the Conversion Ratio then in effect immediately before that subdivision shall be proportionately increased, and conversely if the Corporation shall at any time or from time to time after the date of issuance of the Convertible Preferred Stock combine the outstanding shares of the Common Stock, the Denominator of the Conversion Ratio then in effect immediately before the combination shall be proportionately decreased, so that, for instance, if the Company splits its Common Stock on a 2-for-1 basis, each share of Convertible Preferred Stock shall be entitled to convert into 20 shares of Common Stock. Any adjustment under this subparagraph (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (d) COMMON STOCK DIVIDENDS. In the event the Corporation at any time, or from time to time after the date of issuance of the Convertible Preferred Stock, shall make or issue, or fix a record date for the determination of stockholders entitled to receive, a dividend or other distribution payable in additional shares of the Common Stock, then and in each such event, the Conversion Ratio then in effect shall be adjusted as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by (i) multiplying the Numerator of the Conversion Ratio then in effect by the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (ii) multiplying the Denominator of the Conversion Ratio then in effect by the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of the Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this subparagraph (d) as of the time of actual payment of such dividends or distributions.

         (e) OTHER DIVIDENDS. In the event the Corporation at any time or from time to time after the date of issuance of the Convertible Preferred Stock shall make or issue, or fix a record date (other than a record date for the USN Spin-Off) for the determination of stockholders entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of the Common Stock, then and in each such event provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of the Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Convertible Preferred Stock been converted into the Common Stock on the date of such event and had they thereafter, during the term from

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the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section III with respect to the rights of the holders of the Convertible Preferred Stock.

         (f) REORGANIZATIONS, ETC. If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares, stock dividend, reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section III), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other exchange, by holders of the number of shares of the Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

         (g) OTHER REORGANIZATIONS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section III) or merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section III with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section III (including adjustment of the Conversion Ratio then in effect and number of shares purchasable upon conversion of the Convertible Preferred Stock) shall be applicable after the event as nearly equivalent as may be practicable.

         (h) COMPUTATION OF ADJUSTMENT. In each case of an adjustment of the Conversion Ratio or the number of shares of the Common Stock or other securities issuable upon conversion of the Convertible Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall send said certificate to each registered holder of the Convertible Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment is based.

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          (i) NOTICE OF CERTAIN EVENTS. In the event of (i) any taking by the
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than for the USN Spin-Off), or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any transfer of all or substantially all of the assets of the Corporation to any other corporation or to any other entity or person, any consolidation or merger involving the Corporation and any other corporation, or any liquidation or winding up of the Corporation, the Corporation shall send to each holder of Convertible Preferred Stock, not more than 60 nor less than 30 days prior to the date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of the Common Stock (or other securities, including the Convertible Preferred Stock) shall be entitled to exchange their shares of the Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         (j) NO FRACTIONAL SHARES. No fractional shares of the Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

          (k) AUTHORIZED COMMON STOCK. The Corporation shall take all actions necessary to authorize, and at all times thereafter take all actions to reserve and keep available out of its authorized but unissued shares of the Common Stock solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, such number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose.

         (l) DELIVERY OF NOTICE. Any notice required by the provisions of this
Section III to be given to the holders of shares of the Convertible Preferred Stock shall be given by either hand-delivery, telecopy, overnight mail or certified or registered mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation and shall be deemed received, if hand-delivered, upon delivery, if telecopied, upon confirmation of receipt, and if mailed (whether by overnight, certified or registered mail), upon receipt.

         (m) NO AVOIDANCE. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid

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the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Stock against dilution or other impairment.

         IV.      CONVERTIBLE PREFERRED STOCK RESTRICTIONS ON CORPORATE ACTION

         Without the consent of the holders of record of a majority of the shares of Convertible Preferred Stock at the time outstanding, given in writing or by vote at any regular or special meeting of stockholders, the Corporation shall not issue additional shares of Convertible Preferred Stock or amend, alter or remove any of the provisions of the Corporation's certificate of incorporation or authorize any reclassification of the Convertible Preferred Stock, in either case so as to affect adversely the preferences, special rights or powers of the Convertible Preferred Stock, either directly or indirectly, or through a merger or consolidation with any corporation, or authorize any shares of the Corporation ranking, either as to the payment of dividends or upon liquidation, dissolution or winding up, prior to the Convertible Preferred Stock.

          V.      CONVERTIBLE PREFERRED STOCK DIVIDENDS

         When and as dividends are declared on the Common Stock, the holders of the Convertible Preferred shall be entitled to share in such dividends with the holders of the Common Stock together as one class on an as converted basis.

         VI.      CONVERTIBLE PREFERRED STOCK PAYMENTS AND NOTICES

         All notices and all payments with respect to the Convertible Preferred Stock shall be sent to the holders thereof at their respective addresses, as the same shall appear on the books of the Corporation.

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                  IN WITNESS WHEREOF, this Certificate of Designation has been executed by the Corporation by its President, Alan Gold, this 24th day of May, 1999.


                                   GHS, INC.



                                   By: /s/ Alan Gold
                                      ------------------------------------------
                                      Alan Gold
                                      President

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